Exhibit 13

Certification
Pursuant to 18 U.S.C. Section 1350

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Fincera Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report of the Company on Form 20-F for the year ended December 31, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification is not deemed filed pursuant to the Securities Exchange Act of 1934, as amended, and does not constitute a part of the Annual Report of the Company on Form 20-F for the period ending December 31, 2017 as filed with the Securities and Exchange Commission on the date hereof.

Date: April 30, 2018
By:	/s/ Yong Hui Li
Yong Hui Li
Chief Executive Officer and Chairman
(Principal Executive Officer)

Date: April 30, 2018
By:	/s/ Jason Wang
Jason Wang
Chief Financial Officer
(Principal Financial and Accounting Officer)